EXHIBIT 99.2
Amendment of Second Amended and Restated By-Laws (effective November 1, 2011)
Article II, Section 1 of the Second Amended and Restated By-Laws of Greif, Inc. is deleted and the following provision is inserted in lieu thereof:
“Article II, Section 1. Number of Directors. Until changed in accordance with the provisions of Article IX, below, the number of Directors of the Corporation shall be ten (10).”